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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 333-124185 and No. 333-128673) of Ace Marketing & Promotions, Inc. of our report dated March 26, 2009 with respect to the financial statements of Ace Marketing & Promotions, Inc.
appearing  in  this  Annual   Report  on  Form  10-K  of  Ace   Marketing  &
Promotions, Inc. for the year ended December 31, 2008.


/s/ Holtz Rubenstein Reminick LLP
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Holtz Rubenstein Reminick LLP
Melville, New York
March 27, 2009